Oppenheimer Strategic Income Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution          Amount From       Amount From
Reinvestment          Investment        Long or Short-Term      Reinvestment
(Ex)Date              Income            Capital Gains           Price

Class A Shares
  11/22/89               0.0560         0.0100              5.010
  12/29/89               0.0560         0.0100              5.000
  01/24/90               0.0303726      0.0160              4.960
  02/28/90               0.0520         0.0100              4.880
  03/28/90               0.0496         0.0000              4.860
  04/25/90               0.0496         0.0000              4.890
  05/23/90               0.0496         0.0000              4.920
  06/27/90               0.0620         0.0000              4.990
  07/25/90               0.0496         0.0000              5.080
  08/22/90               0.0496         0.0000              5.040
  09/26/90               0.0620         0.0000              4.910
  10/24/90               0.0316         0.0180              4.750
  11/21/90               0.0403716      0.0110              4.760
  12/31/90               0.0691000      0.0000              4.750
  01/23/91               0.0407432      0.0000              4.750
  02/27/91               0.0620000      0.0000              4.880
  03/27/91               0.0496012      0.0000              4.910
  04/24/91               0.0395992      0.0100              4.920
  05/22/91               0.0496000      0.0000              4.910
  06/26/91               0.0560000      0.0000              4.860
  07/24/91               0.0418000      0.0030              4.900
  08/28/91               0.0460000      0.0100              4.960
  09/25/91               0.0398000      0.0050              5.000
  10/23/91               0.0378000      0.0070              5.000
  11/27/91               0.0465886      0.0070              5.020
  12/31/91               0.0491229      0.0000              5.060
  01/22/92               0.0000000      0.0327              5.040
  02/26/92               0.0471000      0.0050              4.990
  03/25/92               0.0416800      0.0000              4.990
  04/22/92               0.0416800      0.0000              4.980
  05/27/92               0.0521000      0.0000              5.020
  06/24/92               0.0316800      0.0100              5.080
  07/22/92               0.0306800      0.0110              5.120
  08/26/92               0.0369500      0.0110              5.150
  09/23/92               0.0383600      0.0000              5.070
  10/28/92               0.0479500      0.0000              4.960
  11/25/92               0.0397300      0.0090              4.890
  12/31/92               0.0479463      0.0123545           4.890
  01/27/93               0.0369900      0.0000              4.960
  02/24/93               0.0383600      0.0000              5.020
  03/24/93               0.0366800      0.0000              5.080
  04/28/93               0.0458500      0.0000              5.100
  05/26/93               0.0366800      0.0000              5.100
  06/23/93               0.0366800      0.0000              5.170
  07/28/93               0.0458500      0.0000              5.180
  08/25/93               0.0366800      0.0000              5.230
  09/22/93               0.0366800      0.0000              5.210
  10/27/93               0.0458500      0.0000              5.300
  11/24/93               0.0379900      0.1036752           5.170
  12/31/93               0.0471600      0.0000              5.220


f:\rr\dnvshare\sai\093095\230.sch

Oppenheimer Strategic Income Fund
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares (Continued)
  01/26/94               0.0297132      0.0043468           5.260
  02/23/94               0.0318752      0.0048048           5.220
  03/23/94               0.0316010      0.0050790           5.050
  04/26/94               0.0419650      0.0000              4.870
  05/25/94               0.0335720      0.0000              4.870
  06/22/94               0.0335720      0.0000              4.830
  07/27/94               0.0419650      0.0000              4.780
  08/24/94               0.0335720      0.0000              4.790
  09/28/94               0.0419650      0.0000              4.750
  10/26/94               0.0335720      0.0000              4.710
  11/23/94               0.0347710      0.0000              4.670
  12/30/94               0.0443630      0.0000              4.550
  01/25/95               0.0299750      0.0000              4.490
  02/22/95               0.0335720      0.0000              4.520
  03/22/95               0.0335720      0.0000              4.490
  04/26/95               0.0419650      0.0000              4.570
  05/25/95               0.0365000      0.0000              4.680
  06/26/95               0.0365000      0.0000              4.670
  07/25/95               0.0365000      0.0148              4.660
  08/25/95               0.0365000      0.0000              4.640
  09/25/95               0.0365000      0.0000              4.670

Class B Shares
  12/31/92               0.0381071      0.0123545           4.900
  01/27/93               0.0326789      0.0000              4.960
  02/24/93               0.0337218      0.0000              5.030
  03/24/93               0.0330603      0.0000              5.090
  04/28/93               0.0415475      0.0000              5.110
  05/26/93               0.0332916      0.0000              5.110
  06/23/93               0.0333297      0.0000              5.180
  07/28/93               0.0416565      0.0000              5.190
  08/25/93               0.0333482      0.0000              5.240
  09/22/93               0.0333847      0.0000              5.220
  10/27/93               0.0417660      0.0000              5.310
  11/24/93               0.0346504      0.1036752           5.180
  12/31/93               0.0430701      0.0000              5.230
  01/26/94               0.0267343      0.0043468           5.270
  02/23/94               0.0286258      0.0048048           5.230
  03/23/94               0.0284952      0.0050790           5.060
  04/26/94               0.0382979      0.0000              4.870
  05/25/94               0.0309195      0.0000              4.880
  06/22/94               0.0307173      0.0000              4.840
  07/27/94               0.0384468      0.0000              4.790
  08/24/94               0.0307600      0.0000              4.800
  09/28/94               0.0384552      0.0000              4.760
  10/26/94               0.0308082      0.0000              4.720
  11/23/94               0.0319459      0.0000              4.670
  12/30/94               0.0407228      0.0000              4.560
  01/25/95               0.0276407      0.0000              4.500
  02/22/95               0.0309432      0.0000              4.530
  03/22/95               0.0309567      0.0000              4.500
  04/26/95               0.0386595      0.0000              4.580
  05/25/95               0.0337070      0.0000              4.680
  06/26/95               0.0333885      0.0000              4.680
  07/25/95               0.0336796      0.0148              4.660
  08/25/95               0.0333117      0.0000              4.650
  09/25/95               0.0336915      0.0000              4.680


Oppenheimer Strategic Income Fund
Page 3


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class C Shares
  06/26/95               0.0245498      0.0000              4.670
  07/25/95               0.0311533      0.0148              4.650
  08/25/95               0.0316540      0.0000              4.640
  09/25/95               0.0332198      0.0000              4.670



1. Average Annual Total Returns for the Periods Ended 09/30/95:

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

  One Year                               Five Year

  $1,034.61 1                      $1,576.71 .2
 (---------)   - 1 =  3.46%           (---------)   - 1 =  9.53%
    $1,000                                 $1,000

  Inception

  $1,737.55 .1679
 (---------)   - 1 =  9.72%
    $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                            Inception

  $1,028.67 1                    $1,223.44 .3529
 (---------)   - 1 =  2.87%          (---------)   - 1 =  7.38%
    $1,000                               $1,000


Class C Shares

Example, assuming a maximum contingent deferred sales charge of 1.00%:

  Inception

  $1,020.87  2.9032
 (---------)   - 1 =  6.18%
   $1,000


Oppenheimer Strategic Income Fund
Page 4


1. Average Annual Total Returns for the Periods Ended 09/30/95 (Continued):


Examples at NAV:

Class A Shares

  One Year                               Five Year

  $1,086.20 1                      $1,655.35 .2
 (---------)   - 1 =  8.62%           (---------)   - 1 = 10.61%
    $1,000                                 $1,000


  Inception

  $1,824.24 .1679
 (---------)   - 1 = 10.62%
    $1,000



Class B Shares

  One Year                           Inception

  $1,077.93 1                  $1,252.21 .3529
 (---------)   - 1 =  7.79%        (---------)     - 1 =  8.26%
    $1,000                            $1,000



 Class C Shares

  Inception

  $1,030.87 2.9032
 (---------)   - 1 =  9.23%
    $1,000


2.  Cumulative Total Returns for the Periods Ended 09/30/95:

    The formula for calculating cumulative total return is as follows:

      (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

 One Year                               Five Year

 $1,034.61 - $1,000                  $1,576.71 - $1,000
 ------------------ =  3.46%             ------------------ = 57.67%
       $1,000                              $1,000

  Inception

 $1,737.55 - $1,000
 ------------------ = 73.76%
       $1,000

Oppenheimer Strategic Income Fund
Page 5


2.  Cumulative Total Returns for the Periods Ended 09/30/95
(Continued):

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% the inception year:


  One Year                               Inception

  $1,028.67 - $1,000                   $1,223.44 - $1,000
  ------------------ =  2.87%          ------------------ = 22.34%
        $1,000                           $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00%:

  Inception

  $1,020.87 - $1,000
  ------------------ =  2.09%
        $1,000



Examples at NAV:

Class A Shares

  One Year                               Five Year

  $1,086.20 - $1,000                   $1,655.35 - $1,000
  ------------------ =  8.62%          ------------------ = 65.54%
        $1,000                           $1,000


  Inception

  $1,824.24 - $1,000
  ------------------ = 82.42%
        $1,000



Class B Shares


  One Year                            Inception

  $1,077.93 - $1,000                  $1,252.21 - $1,000
  ------------------ =  7.79%         ------------------ = 25.22%
        $1,000                         $1,000


 Class C Shares

  Inception

  $1,030.87 - $1,000
  ------------------ =  3.09%
        $1,000

Oppenheimer Strategic Income Fund
Page 6


3.  Standardized Yield for the 30-Day Period Ended 09/30/95:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                          a - b            6
             Yield =  2 { (--------  +  1 )  -  1 }
                         cd or ce

      The symbols above represent the following factors:

        a = Dividends and interest earned during the 30-day period.
        b = Expenses accrued for the period (net of any expense
            reimbursements).
        c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends. d = The Fund's maximum offering price (including sales charge)
            per share on the last day of the period.
        e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.


Class A Shares

Example, assuming a maximum sales charge of 4.75%:


           $26,238,233.06 - $2,740,117.89     6
         2{(------------------------------ +  1)  - 1}  =  8.52%
               686,300,102  x  $4.91



Class B Shares

Example at NAV:


           $15,708,779.41 - $2,839,441.28      6
         2{(------------------------------  +  1)  - 1}  =  8.16%
               410,250,399  x  $4.69



Class C Shares

Example at NAV:


           $   531,678.59 - $   99,128.47      6
         2{(------------------------------  +  1)  - 1}  =  8.10%
                13,929,151  x  $4.68











Oppenheimer Strategic Income Fund
Page 7



4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 09/30/95:

    The Fund's dividend yields are calculated using the following formula:


          Dividend Yield   =  a x 12 / b or c

    The symbols above represent the following factors:

      a = The accrual dividend earned during the period.
      b = The Fund's maximum offering price (including sales charge) per share on the last day of the period.
      c = The Fund's net asset value (excluding sales charge) per share on the last day of the period.


Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering              $.0387658  x  12
                              ----------------  =  9.47%
                                    $4.91

  Dividend Yield
  at Net Asset Value               $.0387658  x  12
                              ----------------  =  9.94%
                                    $4.68

Class B Shares

  Dividend Yield
  at Net Asset Value               $.0357622  x  12
                              ----------------  =  9.15%
                                    $4.69


Class C Shares

  Dividend Yield
  at Net Asset Value               $.0355575  x  12
                              ----------------  =  9.12%
                                    $4.68